Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York 10022

                                        July 25, 1996

          Apartment Investment and
            Management Company
          1873 South Bellaire Street
          Suite 1700
          Denver, Colorado  80222

                         Re:  Certain Federal Income Tax Considerations

          Dear Sirs:

                    You have requested our opinion concerning certain Federal income tax considerations in connection with an offering for sale, from time to time, of Class A Common Stock (the "Offering") of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), by certain stockholders pursuant to the Registration State-ment on Form S-3 filed with the Securities and Exchange Commission on July 26, 1996 (the "Registration State-ment"). Unless otherwise specifically defined herein, all capitalized terms have the meanings assigned to them in the Registration Statement.

                    In connection with the Offering, a previous offering of Class A Common Stock by AIMCO that was com-pleted on December 19, 1995 (including the exercise of the over allotment option related thereto on December 29,
          1995), and certain other matters, we have acted as coun-sel to AIMCO, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have reviewed the Regis-tration Statement, the partnership agreements or organi-zational documents (including any amendments thereof) for each of the partnerships and limited liability companies indicated on Exhibit A attached hereto in which AIMCO holds a direct or indirect interest (the "Partnerships"), and such other documentation and information provided by you as is relevant to the Offering and necessary to prepare the Registration Statement. In addition, you have provided us with certain representations of officers of AIMCO relating to, among other things, the actual and proposed operation of AIMCO. For purposes of our opin-ion, we have not made an independent investigation of the facts set forth in such representations, the partnership agreements and organizational documents for the Partner-ships, the Registration Statement or any other document. We have, consequently, relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Piper & Marbury L.L.P. dated July 25, 1996 with respect to certain matters of Maryland law, and the opinion of Shumaker, Loop & Kendrick dated October 18, 1995 with respect to certain matters of Florida law.

                    In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, the Partner-ships, Property Asset Management Services, Inc., and any "qualified REIT subsidiary" of AIMCO (within the meaning of section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), has been and will contin-ue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant partnership agreement or other organizational documents and in the Registration State-ment; and (ii) there have been no changes in the applica-ble laws of the State of Maryland or any other state under the laws of which any of the Partnerships have been formed. In rendering our opinion, we have also consid-ered and relied upon the Code, the regulations promulgat-ed thereunder by the Treasury Department (the "Regula-tions"), administrative rulings and the other interpreta-tions of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist at the date of this letter. With respect to the latter assump-tion, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circum-stances, with retroactive effect. Of course, a material change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclu-sions.

                    We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United
          States of America to the extent specifically referred to herein.

                    Based on the foregoing, we are of the opinion that:

                    1.   Commencing with AIMCO's initial taxable
          year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and AIMCO's proposed method of operation, and its actual method of operation since its formation, will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the qualification and taxation as a REIT depends upon AIMCO's ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accord-ingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year will satis-fy such requirements.

                    2.   Each of the Partnerships (i) will be
          treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation, and
          (ii) will not be a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

                    3. Although the discussion in the Registra-tion Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" does not purport to discuss all possible Federal income tax consequences of the purchase, ownership, and disposition of the Class A Common Stock, such discussion, to the extent that it relates to matters of law or legal conclusions, constitutes in all material respects a fair and accurate summary of the Federal income tax consequences of the purchase, ownership, and disposition of the Class A Common Stock under current law.

                    Other than as expressly stated above, we ex-press no opinion on any issue relating to AIMCO, the Partnerships, or to any investment therein.

                    This opinion is intended for the exclusive use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opin-ion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represent-ed, or assumed herein or any subsequent changes in appli-cable law.

                                        Very truly yours,
                                   Skadden, Arps, Slate, Meagher & Flom



                                                  Exhibit A

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                          SUBSIDIARY PARTNERSHIPS

      SUBSIDIARY PARTNERSHIPS AND      GENERAL PARTNER OR MANAGING
      LIMITED LIABILITY COMPANIES      MEMBER

      AIMCO/Bluffs, L.L.C., a Dela-    AIMCO Holdings, L.P., a Dela-
      ware limited liability company   ware limited partnership

      AIMCO/Boardwalk, L.P., a Dela-   AIMCO Holdings, L.P., a Dela-
      ware limited partnership         ware limited partnership

      AIMCO/Boardwalk Finance, L.P.,   AIMCO Holdings, L.P., a Dela-
      a Delaware limited partnership   ware limited partnership

      AIMCO/Brandywine, L.P., a Del-   AIMCO Holdings, L.P., a Dela-
      aware limited partnership        ware limited partnership

      AIMCO/HIL, L.L.C., a Delaware    AIMCO Holdings, L.P., a Dela-
      limited liability company        ware limited partnership

      AIMCO Holdings, L.P., a Dela-    AIMCO Holdings QRS, Inc., a
      ware limited partnership         Delaware corporation

      AIMCO/Montecito, L.P., a Dela-   AIMCO Holdings, L.P., a Dela-
      ware limited partnership         ware limited partnership

      AIMCO/OTC L.L.C., a Delaware     AIMCO Holdings, L.P., a Dela-
      limited liability company        ware limited partnership

      AIMCO/OTC, L.P., a Delaware      AIMCO Holdings, L.P., a Dela-
      limited partnership              ware limited partnership

      AIMCO/PAM Properties, L.P., a    AIMCO Properties, L.P., a Del-
      Delaware limited partnership     aware limited partnership

      AIMCO/Penn Square, L.L.C., a     AIMCO Holdings, L.P., a Dela-
      Delaware limited liability       ware limited partnership
      company

      AIMCO Properties, L.P., a Del-   AIMCO-GP, Inc., a Delaware
      aware limited partnership        corporation

      AIMCO Properties Finance Part-   AIMCO Properties Finance,
      nership, L.P., a Delaware lim-   Corp., a Delaware corporation
      ited partnership

      AIMCO/RALS, L.P., a Delaware     AIMCO Holdings, L.P., a Dela-
      limited partnership              ware limited partnership

      AIMCO/SA, L.L.C., a Delaware     AIMCO Holdings, L.P., a Dela-
      limited liability company        ware limited partnership

      AIMCO/Stonegate, L.P., a Dela-   AIMCO Holdings, L.P., a Dela-
      ware limited partnership         ware limited partnership

      AIMCO/Teal Pointe, L.P., a       AIMCO Holdings, L.P., a Dela-
      Delaware limited partnership     ware limited partnership

      AIMCO/Villa Ladera, L.P., a      AIMCO Holdings, L.P., a Dela-
      Delaware limited partnership     ware limited partnership

      AIMCO/Williams Cove, L.P., a     AIMCO Holdings, L.P., a Dela-
      Delaware limited partnership     ware limited partnership

      AIMCO/Woodlands-Tyler, L.P., a   AIMCO Holdings, L.P., a Dela-
      Delaware limited partnership     ware limited partnership

      Everest Investors 5, LLC, a      Everest Properties, LLC, a
      California limited liability     California limited liability
      company                          company

      HomeCorp Investments, Ltd., an   AIMCO/HIL, L.L.C., a Delaware
      Alabama limited partnership      limited liability company

                                       AIMCO Holdings, L.P., a Dela-
                                       ware limited partnership

      OTC Apartments Limited Part-     AIMCO/OTC, QRS, Inc., a Dela-
      nership, a Florida limited       ware corporation
      partnership

      Property Asset Management Ser-   AIMCO Properties, L.P., a Del-
      vices, L.P., a Delaware limit-   aware limited partnership
      ed partnership

      Property Asset Management        Property Asset Management Ser-
      Services-California, L.L.C.,     vices, L.P., a Delaware limited
      a California limited liability   partnership
      company

      S.A. Apartments Ltd., an Ala-    AIMCO Holdings, L.P., a Dela-
      bama limited partnership         ware limited partnership

      Seasons Apartments, L.L.C., a    AIMCO Holdings, L.P., a Dela-
      Texas limited liability compa-   ware limited partnership
      ny

      Seasons Apartments, L.P., a      AIMCO Holdings, L.P., a Dela-
      Delaware limited partnership     ware limited partnership

      Somerset Utah, L.P., a Colora-   AIMCO Somerset, Inc., a Dela-
      do limited partnership           ware corporation